UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2021

QuantumScape Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39345	85-0796578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1730 Technology Drive San Jose, California		95110
(Address of principal executive offices)		(Zip code)

(408) 452-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QS	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	QS.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Effective as of June 22, 2021, QuantumScape Battery, Inc. (the “Company”), a wholly-owned subsidiary of QuantumScape Corporation (“Parent”), entered into a Second Amendment to Lease (the “Second Amendment”) amending that certain Lease Agreement dated as of May 31, 2013 between the Company and SI 55, LLC, a California limited liability company, as amended by that certain Amendment of Lease dated May 19, 2014 (as amended, the “Lease”) with respect to the Company’s and Parent’s corporate headquarters consisting of approximately 87,125 rentable square feet of space located at 1730 Technology Drive, San Jose, CA 95110 (the “Property”).

Pursuant to the Second Amendment, the Company extended the term of the Lease for an additional period commencing on February 1, 2023 and ending on September 30, 2032 (the “Extended Term”). Base monthly rent shall be abated for the first seven (7) months of the Extended Term, and, commencing on September 1, 2023 (the “Rent Commencement Date”), the Company will pay base monthly rent in the amount of $204,743.75, which base monthly rent will increase annually by three percent (3%) during the Extended Term on each anniversary of the Rent Commencement Date. Pursuant to the Second Amendment, the Company will retain its existing option to extend the term of the Lease for an additional sixty (60) month period following the expiration of the Extended Term at ninety-five percent (95%) of the then fair market rent for the Property and otherwise pursuant to the terms and conditions of the Lease.

Pursuant to the terms and conditions of the Second Amendment, Parent agreed to guaranty the obligations of the Company under the Lease, as amended by the Second Amendment, pursuant to that certain Guaranty of Lease effective as of as of June 22, 2021 (the “Guaranty”).

The foregoing description of the terms of the Second Amendment and Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment and Guaranty, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein in their entirety by reference.

The representations, warranties and covenants contained in the Second Amendment and Guaranty were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the agreements, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Second Amendment and Guaranty are incorporated herein by reference only to provide investors with information regarding the terms of the Second Amendment and Guaranty, and not to provide investors with any other factual information regarding the Company or Parent, and should be read in conjunction with the disclosures in the Parent’s periodic reports and other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Lease between QuantumScape Battery, Inc. and SI 55, LLC dated as of June 22, 2021.

10.2	Guaranty of Lease between QuantumScape Battery, Inc. and SI 55, LLC dated as of June 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 28, 2021

QUANTUMSCAPE CORPORATION

By:	/s/ Michael McCarthy

Name: Michael McCarthy
Title: Chief Legal Officer and Head of Corporate Development